Exhibit 14(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 (the “Registration Statement”) of our report dated February 24, 2016 relating to the financial statements and financial highlights of Franklin Templeton Founding Allocation Trust, Lifestyle Growth PS Series, International Core Trust, International Value Trust, U.S. Equity Trust, and 500 Index Trust B, each a series of John Hancock Variable Insurance Trust, appearing in the December 31, 2015 Annual Report to Shareholders. We also consent to the references to us under the headings “Financial Statements; Experts” and “Appendix A- Form of Agreement and Plan of Reorganization” in the Proxy Statement/Prospectus and “Information Incorporated by Reference” in the Statement of Additional Information, which constitute parts of the Registration Statement.

We hereby also consent to the incorporation by reference in the Statement of Additional Information, which constitutes part of this Registration Statement, our report dated February 24, 2016 relating to the financial statements and financial highlights appearing in the December 31, 2015 Annual Report to Shareholders of Franklin Templeton Founding Allocation Trust, Lifestyle Growth PS Series, International Core Trust, International Value Trust, U.S. Equity Trust, and 500 Index Trust B, each a series of John Hancock Variable Insurance Trust. We also consent to the references to us under the heading “Financial Highlights” and “Independent Registered Public Accounting Firm” in the May 1, 2016 Prospectus and Statement of Additional Information of Franklin Templeton Founding Allocation Trust, Lifestyle Growth PS Series, International Core Trust, International Value Trust, U.S. Equity Trust, and 500 Index Trust B.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

July 1, 2016